SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                      of the Securities Exchange Act of l934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                              Spec's Music, Inc.
               (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1)   Title of each class of securities to which transaction applies:

  2)   Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  4)   Proposed maximum aggregate value of transaction:

  5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)   Amount Previously Paid:

  2)   Form, Schedule or Registration Statement No:

  3)   Filing Party:

  4)   Date Filed:

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               June 12, 1995

         Notice is hereby given that the Annual Meeting of Shareholders of Spec's Music, Inc. (the "Company") will be held on Monday, June 12, 1995, at 10:00 a.m., Eastern Daylight Time, at the Radisson Mart Plaza Hotel, Salon H, 711 N.W. 72nd Avenue, Miami, Florida 33126, for the following purposes, as described in the attached proxy statement:

         1. To elect a board of six directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified.

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on April 17, 1995, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any adjournment thereof. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the meeting.

         By order of the Board of Directors.

                                                          DOROTHY J. SPECTOR

                                                              Secretary

May 4, 1995

YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-FREE ENVELOPE.

                            SPEC'S MUSIC, INC.
                        1666 Northwest 82nd Avenue
                           Miami, Florida 33126

                P.O. Box 652009, Miami, Florida 33265-2009
                              (305) 592-7288

                              PROXY STATEMENT

                      ANNUAL MEETING OF SHAREHOLDERS

                               June 12, 1995

         This Proxy Statement has been prepared and is furnished by the Board of Directors of Spec's Music, Inc. (the "Company") in connection with the solicitation of proxies for the Annual Meeting of Shareholders of the Company to be held on June 12, 1995, and at any adjournment thereof, for the purposes set forth in the accompanying notice of meeting.

         It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to shareholders on or about May 4, 1995. The Company's Annual Report, including audited financial statements for the fiscal year ended July 31, 1994, is being mailed or delivered concurrently with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material.

         Only holders of record of the Company's common stock, $.01 par value (the "Common Stock"), on the books of the Company at the close of business on April 17, 1995, are entitled to vote at the meeting. On that date, there were 5,247,649 issued and outstanding shares of Common Stock entitled to vote on each matter to be presented at the meeting.

         Shares represented by a properly executed proxy received in time to permit its use at the meeting or any adjournment thereof will be voted in accordance with the instructions indicated therein. If no instructions are indicated, the shares represented by the proxy will be voted FOR the election of all nominees for director and, in the discretion of the proxy holders, as to any other matter which may properly come before the meeting. A shareholder who has given a proxy may revoke it at any time before it is voted at the meeting by giving written notice of revocation to the Secretary, by submitting a proxy bearing a later date, or by attending the meeting and voting in person.

         The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by facsimile transmission. The Company will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy material to beneficial owners.

         In determining the presence of a quorum at the Annual Meeting, abstentions are counted and broker non-votes are not. The Company's By-Laws provide that the affirmative vote of a majority of the shares represented and entitled to vote on a matter shall be the act of the stockholders, except as otherwise provided, among other things, by Florida law. The current Florida Business Corporation Act (the "Act") provides that directors are elected by a plurality of the votes cast and all other matters are approved if the votes cast in favor of the action exceed the votes cast against the action (unless the matter is one for which the Act or the Company's Articles of Incorporation require a greater vote). Therefore, under the Act, as to all matters to be voted on by shareholders at the Annual Meeting, abstentions and broker non-votes have no legal effect on whether a matter is approved.

         You are requested, regardless of the number of shares you hold, to sign the proxy and return it promptly in the enclosed envelope.

               PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock, as of March 20, 1995, by each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, by each director, by each named executive officer, and by all directors and officers of the Company as a group. All shares were owned directly with sole voting and dispositive power unless otherwise indicated.

                                                                      SHARES OF COMMON STOCK       PERCENT
NAME                                                                     BENEFICIALLY OWNED        OF CLASS
- ----                                                                  ----------------------       --------
a)   Directors and Officers

     Ann Spector Lieff (1)(2)..........................................     1,265,829(3)             24.0%
        President, Chief Executive Officer and Director
        1666 Northwest 82nd Avenue
        Miami, Florida 33126

     Rosalind Spector Zacks (1)(4).....................................      1,257,440(3)            23.8%
        Vice President and Director
        1666 Northwest 82nd Avenue
        Miami, Florida 33126

     Martin W. Spector (5).............................................        105,938                2.0%
     Peter Blei........................................................         33,683(3)               *
     William Lieff(6)..................................................         33,145(3)               *
     Arthur H. Hertz...................................................          6,250(3)               *
     Dorothy J. Spector(7).............................................          5,049                  *
     David Hainline(8).................................................          5,000(3)               *
     Leonard Turkel....................................................          3,750(3)               *
     Cynthia C. Turk(9)................................................          1,637(3)               *

     All directors and officers as a group
       (12 persons including those named above)........................      2,705,036(10)           50.2%

b)   Other Beneficial Owner

     Wellington Management Company ("WMC")
     Wellington Trust Company, N.A.(11)................................        279,988                5.3%
        75 State Street
        Boston, Massachusetts 02109

(Notes on next page.)
 *   Less than one percent.

(1) Ms. Lieff and Ms. Zacks have entered into an agreement whereby each has granted to the other certain first refusal rights with respect to the Common Stock owned by each of them and certain rights to purchase such stock in the event of death.

(2) Does not include 2,500 shares owned by Ms. Lieff's husband, as to which Ms. Lieff disclaims beneficial ownership. Includes 8,300 shares held by the minor children of Ms. Lieff, over which Ms. Lieff shares voting and investment power with Mr. Lieff, and 55,369 shares held in the Spec's Music, Inc. 401(k) Plan over which Ms. Lieff and Ms. Zacks have shared voting and investment power in their capacities as trustees of such plan.

(3) This number represents outstanding shares of Common Stock owned by such person as of March 20, 1995 plus shares which may be purchased under stock options held by such person and presently exercisable or exercisable within 60 days after March 20, 1995 as follows: Ann S. Lieff, 27,250 options; Rosalind S. Zacks, 25,250 options; Peter Blei, 21,300 options; William Lieff, 20,550 options; Arthur H. Hertz, 1,250 options; David Hainline, 5,000 options; Leonard Turkel, 1,250 options; and Cynthia C. Turk, 1,250 options.

(4) Includes 8,300 shares held by the minor children of Ms. Zacks and 55,369 shares held in the Spec's Music, Inc. 401(k) Plan over which Ms. Lieff and Ms. Zacks have shared voting and investment power in their capacities as trustees of such plan.

(5) Does not include 5,049 shares owned by Mr. Spector's wife, Dorothy J. Spector, as to which Mr. Spector disclaims beneficial ownership.

(6) Includes 8,300 shares held by the minor children of Mr. Lieff, over which Ms. Lieff shares voting and investment power with Mr. Lieff.

(7) Does not include 105,938 shares owned by Ms. Spector's husband, Martin W. Spector, as to which Ms. Spector disclaims beneficial ownership.

(8)  Mr. Hainline resigned from the Company effective March 31, 1995.

(9) Does not include 1,000 shares owned by Ms. Turk's husband, as to which Ms. Turk disclaims beneficial ownership.

(10) Includes 141,484 shares which may be purchased pursuant to outstanding stock options which are presently exercisable or exercisable within 60 days after March 20, 1995. Also includes the 55,369 shares held in the Spec's Music, Inc. 401(k) Plan over which Ms. Lieff and Ms. Zacks have shared voting and investment power in their capacities as trustees of such plan.

(11) Based solely on information contained in an amendment to Schedule 13G dated February 5, 1995 filed with the Securities and Exchange Commission. The amendment states that such shares are owned by Wellington Trust Company, N.A., a wholly owned subsidiary of WMC, in its capacity as investment adviser to numerous investment counseling clients and that the voting and dispositive power is shared.

     To the Company's knowledge, based solely on a review of the copies of the reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended July 31, 1994, the Company's directors and executive officers complied with all applicable filing requirements of Section 16(a) of the Securities Exchange Act of 1934.

                           ELECTION OF DIRECTORS

     The persons named in the accompanying form of proxy intend to vote all valid proxies received in favor of the election of each of the persons named below as nominees for director unless authority is withheld. Directors elected at the meeting will serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. In the event that any nominee is unable or unwilling to serve, discretionary authority is reserved to the persons named in the accompanying form of proxy to vote for substitute nominees. Management does not anticipate that such an event will occur. Each director shall be elected by a plurality of the votes cast.

     The six nominees are currently serving as directors of the Company.

                                                                BUSINESS EXPERIENCE
                                    AGE AS OF                 DURING PAST FIVE YEARS                DIRECTOR
NAME                               MAY 1, 1995                  AND DIRECTORSHIPS                    SINCE
- ----                               -----------                ----------------------                --------

Arthur H. Hertz (2)(3)................  61       Chairman of the Board and Chief Executive            1985
                                                   Officer of Wometco Enterprises, Inc., f/k/a
                                                   WOM Enterprises, Inc., an entertainment
                                                   services company, since 1985

Ann Spector Lieff (1).................  42       President and Chief Executive Officer of the         1979
                                                 Company since 1980

Dorothy J. Spector(1).................  76       Secretary of the Company since 1980                  1970

Martin W. Spector (1)(2)(3)...........  89       Chairman of the Board of Directors of the            1970
                                                 Company since 1980

Cynthia Cohen Turk (3)................  41       President of Marketplace 2000 Consulting, a          1992
                                                   marketing and strategy consulting company,
                                                   since 1990; and a principal with Deloitte &
                                                   Touche, an independent public accounting
                                                   firm, between 1984 and 1990

Rosalind Spector Zacks (1)............  44       Vice President since 1993; Executive Vice            1979
                                                   President and Treasurer of the Company
                                                   between 1981 and 1993


(1)  Ann Spector Lieff and Rosalind Spector Zacks are sisters, and are the
     daughters of Martin W. Spector   and Dorothy J. Spector.  William Lieff
     (a Vice President of the Company) is the husband of Ann Spector Lieff. There are no family relationships between any other directors or executive officers of the Company.

(2)  Member of Stock Option and Compensation Committee and Audit Committee.

(3)  Member of Audit Committee.

                            BOARD OF DIRECTORS

GENERAL

     The Board of Directors of the Company held four meetings during fiscal 1994. The Board has an Audit Committee and Stock Option and Compensation Committee. The Stock Option and Compensation Committee and the Audit Committee met one time each during fiscal 1994. During fiscal 1994, each director attended all of the meetings of the Board and any committee on which such director served.

     The Stock Option and Compensation Committee sets salaries and bonuses for officers of the Company, and determines the number of stock options to be awarded to officers and eligible employees of the Company. The Audit Committee performs the following principal functions: recommends to the Board of Directors the engagement of independent auditors for the ensuing year; reviews the scope of the annual audit; reviews with auditors the results of the audit engagement, including review of the financial statements and the management letter; and, reviews the scope of and compliance with the Company's internal controls.

COMPENSATION OF DIRECTORS

     Each director who is not an officer or employee of the Company receives $500 for attendance at each meeting of the Board of Directors or committee thereof. Directors who are officers or employees of the Company receive no additional compensation for attendance at Board or committee meetings. During fiscal 1994, the Company made no other payments to directors with respect to participation on Board committees or with respect to special assignments.

     Under the 1993 Non-Employee Directors Stock Option Plan, members of the Board of Directors of the Company who are not employees of the Company or any of its subsidiaries or affiliates ("Non-Employee Directors") receive stock options to purchase Common Stock in the Company. Each Non-Employee Director (Ms. Turk and Messrs. Hertz and Turkel) received an initial non-qualified option to purchase 5,000 shares at the time of effectiveness of such plan. Thereafter, each future Non-Employee Director will receive a non-qualified option to purchase 5,000 shares when such person is first elected to the Board of Directors. In addition, each Non-Employee Director will receive a non-qualified option to purchase 1,000 shares each subsequent year that he or she is re-elected. The initial 5,000 share grants become exercisable in 25% annual increments beginning one year after grant. The 1,000 share grants become exercisable one year after grant. The exercise price of all options is the fair market value of the Company Common Stock at the time of the grant.

                         COMPENSATION OF OFFICERS

     The following table summarizes the compensation paid or accrued by the Company for services rendered during fiscal years 1992, 1993, and 1994 to
(i) the Company's Chief Executive Officer and (ii) each of the Company's four other most highly compensated executive officers or significant employees whose total annual salary and bonus exceed $100,000.

SUMMARY COMPENSATION TABLE

                                    ANNUAL COMPENSATION


                                                                                    LONG TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                                                  -------------
                                                                                   SECURITIES
     NAME & PRINCIPAL         FISCAL        SALARY      BONUS    OTHER ANNUAL      UNDERLYING       ALL OTHER
        POSITION               YEAR           ($)        ($)     COMPENSATION*      OPTIONS       COMPENSATION**
     ----------------         ------       --------     -----    -------------     ------------   --------------

ANN SPECTOR LIEFF
PRESIDENT & CEO                1994        $173,250     $   0         *              15,000             $4,511
                               1993         173,250         0         *               6,000              4,809
                               1992         173,250         0         *               6,000              3,038


ROSALIND SPECTOR ZACKS
VICE PRESIDENT                 1994         137,550         0         *              7,000               4,148
                               1993         137,550         0         *              6,000               4,150
                               1992         137,550         0         *              6,000               2,721
DAVID HAINLINE***
SR. VICE PRESIDENT             1994         118,462         0      $ 30,000         20,000                   0
MERCHANDISING &
MARKETING

PETER BLEI
VICE PRESIDENT                 1994         120,290         0         *              10,000              9,065
CHIEF FINANCIAL                1993         111,300    16,700         *               4,800              2,485
OFFICER AND TREASURER          1992         113,440     5,565         *               4,800              1,453

WILLIAM LIEFF
VICE PRESIDENT                 1994         104,034         0         *               7,000              1,929
DEVELOPMENT                    1993          99,225    14,880         *               4,800              2,215
                               1992          99,225     4,960         *               4,800              1,258


(Notes on next page.)

                                     7


  * Other Annual Compensation includes reimbursement of moving expense for Mr. Hainline. Aggregate amount of Other Annual Compensation for each other person is less than $50,000 or 10% of such person's annual salary and bonus.

**     All Other Compensation includes:

         (a) contributions to the 401(k) Plan for Ms. Lieff in the amounts of $2,135, $2,533, and $1,713 for 1994, 1993 and 1992,
        respectively; for Ms. Zacks in the amounts of $1,692, $2,011, and $1,376 for 1994, 1993 and 1992, respectively; for Mr. Blei in the amounts of $1565, $1,739 and $1,267 for 1994, 1993 and 1992, respectively; and for Mr. Lieff in the amounts of $1,258, $1,550 and $1,092, for 1994, 1993 and 1992, respectively; (b) premiums paid for long-term disability insurance for Ms. Lieff in the amounts of $1,161, $1,161 and $290 for 1994, 1993 and 1992, respectively; for Ms. Zacks in the amounts of $922, $922 and $230 for 1994, 1993 and 1992, respectively; for Mr. Blei in the amounts of $758, $746 and $186 for 1994, 1993 and 1992, respectively; and
        for Mr. Lieff in the amounts of $671, $665 and $166 for 1994, 1993 and 1992, respectively; (c) premiums paid for life insurance for Ms. Lieff in the amounts of $1,215, $1,115 and $1,035 for 1994, 1993 and 1992, respectively; and for Ms. Zacks in the amounts of $1,325, $1,215 and $1,115 for 1994, 1993 and 1992, respectively;
        and (d) payments to Mr. Blei in lieu of vacation in the amount of $6,742 for 1994.

  ***    Mr. Hainline resigned from the Company effective March 31, 1995.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information regarding the grant of stock options to the named executive officers in fiscal year 1994. In addition, hypothetical gains of 5% and 10% are shown for these stock options. These hypothetical gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the stock options were granted over the full option term. No stock appreciation rights were granted during the 1994 fiscal year.

                                                                                                    POTENTIAL REALIZABLE
                                                                                                      VALUE AT ASSUMED
                                                                                                    ANNUAL RATES OF STOCK
                                             % OF TOTAL                                            PRICE APPRECIATION FOR
                             NUMBER OF    OPTIONS GRANTED                                             OPTION TERM(3)
                             OPTIONS      TO EMPLOYEES IN       EXERCISE PRICE                     -----------------------
NAME                         GRANTED(1)   FISCAL YEAR 1994      PER SHARE(2)   EXPIRATION DATE     5%             10%
- ----                         ----------   ----------------      ------------   ---------------    -------      -------

Ann Spector Lieff              15,000        13.8%               $6.00         Oct. 24, 2002      $49,650      $122,250
Rosalind Spector Zacks          7,000         6.4%               $6.00         Oct. 24, 2002      $23,170        57,050
Peter Blei                     10,000         9.2%               $6.00         Oct. 24, 2002      $33,100        81,500
David Hainline                 20,000        18.3%               $5.00        Sept. 21, 2002      $55,200       135,800
William Lieff                   7,000         6.4%               $6.00         Oct. 24, 2002      $23,170        57,050


(1) All options vest in 25% increments beginning one year after the date of grant, subject to acceleration in the event of certain mergers, sales of assets or other change of control transactions.

(2) The exercise price is the fair market value as of the date of grant.

(3) If the 5% or 10% annual compound stock price appreciation shown in the table were to occur, the per share price of the Common Stock would be $9.31/$7.76 and $14.15/$11.79 on October 24, 2002/September 21, 2002,
     respectively.

                 AGGREGATED STOCK OPTION EXERCISES IN LAST
               FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

       Set forth below is certain information pertaining to stock options held by the named executive officers as of July 31, 1994. None of the named executive officers exercised any stock options in the year ended July 31, 1994.

                                                                                         VALUE OF UNEXERCISED
                                                  NUMBER OF UNEXERCISED                  IN-THE-MONEY OPTIONS
                                               OPTIONS AT FISCAL YEAR-END                AT FISCAL YEAR-END*
                                               --------------------------             -------------------------
NAME                                           EXERCISABLE  UNEXERCISABLE             EXERCISABLE UNEXERCISABLE
- ----                                           ------------ -------------             ----------- -------------
Ann Spector Lieff                                 19,000      24,000                     $3,750      $3,750
Rosalind Spector Zacks                            19,000      16,000                      3,750       3,750
Peter Blei                                        15,200      17,200                      3,000       3,000
David Hainline                                         0      20,000                          0           0
William Lieff                                     15,200      14,200                      3,000       3,000

* Based on a fair market value of $5.00 per share for the Common
Stock, as determined by using the closing bid quotation on July 31, 1994.


BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

        GENERAL. The Company's management compensation philosophy is to attract and retain quality executives through a combination of competitive base salaries and performance-based bonuses. The Company also believes that its officers and key employees should have an equity interest in the Company, either through direct stock ownership or through ownership of stock options. As a result, the Company grants stock options to its officers and key employees.

        BASE SALARY. The Company's approach to base compensation is to offer competitive salaries in comparison to market standards. The Company has conducted a market study of the salaries of officers of publicly held companies in the Company's industry and has set officer salaries to be competitive with these companies. Increases in base compensation are based on the performance of the Company's executives, the performance of the Company and salaries paid to officers of similar companies. Ms. Lieff's salary is reviewed annually and is based on salaries paid to chief executive officers of companies similar to the Company. Ms. Lieff's base salary has not been increased since 1990.

        BONUS COMPENSATION. The Company rewards its executive officers with annual bonuses based on the performance of the Company. Bonuses are generally based on a percentage of each executive's base salary. The percentage increases as the Company surpasses a certain financial target for annual net income. Both the percentages and the financial target are generally established each year by the Stock Option and Compensation Committee. For fiscal 1994, no bonuses were paid to executive officers of the Company. Ms. Lieff has asked the Stock Option and Compensation Committee not to grant either her or Rosalind Spector Zacks a bonus during the last four fiscal years in order to maximize stockholder value.

        STOCK OPTIONS. Stock options are currently the Company's principal vehicle for payment of long-term incentive compensation. Stock options generally are granted at the prevailing market price on the date of grant and will have value only if the Company's stock price increases. Options granted under the Company's employee stock option plan vest in annual 25% increments beginning one year after the date of the grant. Grants of stock options generally are based upon the performance of the Company, the level of the executive's position within the Company and an evaluation of the executive's past and expected future performance. The Company generally grants stock options on an annual basis. The number of stock options granted to Ms. Lieff during fiscal 1994 was based on her position and the performance of the Company. On this basis, the Stock Option and Compensation Committee decided to award Ms. Lieff options to purchase 15,000 shares.

                                                           Arthur H. Hertz
                                                           Martin W. Spector
                                                           Leonard Turkel

EMPLOYMENT AGREEMENTS

        David Hainline was employed during fiscal year 1994 by the Company as its Senior Vice President of Merchandising and Marketing under an employment agreement entered into in August, 1993 (the "Agreement"). Under the Agreement, Mr. Hainline was entitled to an annual salary of $140,000 plus a performance based bonus and other fringe benefits including reimbursement for certain relocation related expenses and participation in the Company's employee benefit plans. The Agreement also called for Mr. Hainline to receive two grants of options to purchase Company Common Stock of 20,000 shares each, one of which grants was made during fiscal year 1994 and the second of which was made in September, 1994. Effective March 31, 1995, Mr. Hainline resigned from the Company and is not entitled to receive any further compensation, including any severance payment, from the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company has a Stock Option and Compensation Committee which sets compensation levels for the Company's executive officers. One officer of the Company, Mr. Martin W. Spector, is a member of the Stock Option and Compensation Committee. Mr. Spector is also the father of Ann Spector Lieff and Rosalind Spector Zacks, and the father-in-law of William Lieff, all of whom are officers of the Company. Mr. Spector abstains from voting on issues concerning his own proposed compensation.

STOCK PERFORMANCE GRAPH

        In accordance with Securities and Exchange Commission regulations, the following graph compares the cumulative total shareholder return to the Company's stockholders during the five year period ended July 31, 1994 to the NASDAQ Index (U.S. Stocks) and a NASDAQ Retail Trade Stocks Index.

            COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN (1)
         AMONG SPEC'S MUSIC, INC., NASDAQ (U.S.) AND NASDAQ RETAIL
               FOR THE FIVE FISCAL YEARS ENDED JULY 31, 1994

                       1989      1990       1991      1992      1993       1994
NASDAQ US               100        98        116       136       166        170
NASDAQ RETAIL           100       113        151       158       166        163
SPEC'S MUSIC            100        97         60        71        64         75

(1) Assumes that the value of the investment in the Company and each index was $100 on July 31, 1989, and that all dividends are reinvested.

                 TRANSACTIONS WITH MANAGEMENT AND OTHERS

      The Company leases one of its stores from the Martin W. Spector Irrevocable Trust (the "Trust"). Dorothy J. Spector, Secretary of the Company, is a trustee of the Trust, along with her daughters, Ann Spector Lieff and Rosalind Spector Zacks, and her two sons. Ms. Lieff, Ms. Zacks, and their two brothers are the beneficiaries of the Trust. During the year ended July 31, 1994, the total rents paid to the Trust were $143,000, including sales tax. The lease expires October 31, 1995. The lease provides over the remainder of the term for annual rental payments of $134,250 plus applicable sales tax. The independent members of the Board of Directors have approved in principle the expansion of such store by the addition of approximately 5,000 sq. ft. at an estimated cost to the Company of approximately $810,000 and the extension of the Company's lease to 2010, with three successive five-year options to renew. Under the proposed lease, annual rent would be increased to $182,000, plus applicable sales tax, subject to escalation based upon a percentage of sales. Such approval was based, among other things, on an independent analysis of the applicable market rental rate for such store. The proposed store expansion and lease is subject to negotiation of definitive agreements and further review by the independent members of the Board of Directors.

      During fiscal 1994, the Company, as lessee, and the Rosalind S. Zacks Family 1989 Trust and the Lieff Family 1989 Trust (collectively, the "1989 Trusts"), as lessor, executed a lease for a store in St. Petersburg, Florida. Ms. Lieff is the trustee, and Ms. Zacks' son is the beneficiary, of the Rosalind S. Zacks Family 1989 Trust. William A. Lieff, Vice President of the Company and the spouse of Ms. Lieff, is the trustee, and Ms. Lieff's daughter is the beneficiary, of the Lieff Family 1989 Trust. During the year ended July 31, 1994, the total rents paid to the 1989 Trusts were $154,000. The lease expires on July 31, 2000 and provides the Company with the right to renew the lease for two additional five-year terms under the same terms and conditions as set forth in the initial term. The lease provides for an annual minimum rental of $140,000, plus capped cost-of-living adjustments commencing in the fourth year of the lease term, and additional rent based upon a percentage of gross sales from the leased premises.

      In addition, under each of the leases described above, the Company is, or will be, responsible for all expenses incurred in connection with maintenance, real estate taxes and insurance of the respective properties. The Company believes that the terms of the leases are, or will be, no less favorable to the Company than would be obtainable from unaffiliated parties.

                      INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has selected the firm of Deloitte & Touche LLP, Certified Public Accountants, Broward Financial Centre, 500 East Broward Blvd., Suite 900, Fort Lauderdale, Florida 33394-3073, as independent public accountants of the Company for the ensuing year. The firm was the independent public accountants of the Company for the fiscal year ended July 31, 1994. A representative of Deloitte & Touche LLP is expected to be present at the meeting with the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

                          SHAREHOLDER PROPOSALS

      Shareholder proposals which are to be considered for inclusion in the proxy materials of the Company for its 1996 Annual Meeting of Shareholders must be received by the Company by January 5, 1996. Such proposals must comply with requirements as to the form and substance established by applicable law and regulations in order to be included in the proxy statement.

                          ADDITIONAL INFORMATION

      The Board of Directors is not aware of any matters to be presented at the meeting other than the matters described herein and does not intend to bring any other matters before the meeting. However, if any other matters should come before the meeting, or any adjournment thereof, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

      Kindly date, sign and return the enclosed proxy card.

                           By Order of the Board of Directors

                                 DOROTHY J. SPECTOR
                                      Secretary

                              SPEC'S MUSIC, INC.
                          1666 Northwest 82nd Avenue
                             Miami, Florida  33126

                       THIS PROXY IS SOLICITED ON BEHALF
                           OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Martin W. Spector and Dorothy J. Spector, and each of them, with power of substitution, proxies of the undersigned, to vote all the shares of common stock of Spec's Music, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on June 12, 1995, or any adjournment thereof, upon the matter referred to on the reverse side and, in their discretion, upon any other business as may come before the meeting.

                  (Continued and to be signed on other side)

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.


1.  ELECTION OF DIRECTORS
                     Arthur H. Hertz     Ann S. Lieff     Dorothy J. Spector
                    Martin W. Spector    Rosalind S. Zacks    Cynthia C. Turk

FOR            WITHHOLD
all nominees   authority to vote
except as      for all nominees
indicated
[ ]            [ ]

              (INSTRUCTION:  To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above).

                       This Proxy when properly executed will be voted in the
                  manner directed herein by the undersigned shareholder.
                  If no direction is made, this proxy will be voted FOR the proposal as set forth herein.
                       The undersigned acknowledges receipt of Notice of Annual
                  Meeting of Shareholders dated May 4, 1995, and the accompanying Proxy Statement.

                        Dated:_________________________________________, 1995


                        _____________________________________________________
                                                  Signature

                        Please sign exactly as name appears herein.  When
                   shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
           USING THE ENCLOSED ENVELOPE.